UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________________________________
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
March 6, 2025
Date of Report (Date of earliest event reported)
________________________________________________________
Axon Enterprise, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16391	86-0741227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
17800 N. 85th St.
Scottsdale, Arizona 85255
(Address of principal executive offices, including zip code)
(480) 991-0797
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 Par Value	AXON	The NASDAQ Stock Market LLC
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Axon Enterprise, Inc. (the “Company”) with the Securities and Exchange Commission on March 7, 2025 (the “Original 8-K”). This Form 8-K/A is being filed solely for the purpose of updating the disclosure under Item 3.02 of the Original 8-K.
Item 3.02 Unregistered Sales of Equity Securities
The information set forth under Item 8.01 below with respect to the shares of common stock to be issued pursuant to the Exchange Transactions (as defined herein) is incorporated into this Item 3.02 by reference, insofar as it relates to the unregistered sales of equity securities.
Item 8.01 Other Events
On March 13, 2025, the Company closed the separate, privately negotiated exchange transactions disclosed in the Original 8-K (collectively, the “Exchange Transactions”) with certain holders (the “Holders”) of its 0.50% Convertible Senior Notes due 2027 (the “Notes”). In the Exchange Transactions, Holders exchanged $407,453,000 in aggregate principal amount of the Notes for an aggregate principal amount of $407,954,826.34 in cash (inclusive of accrued interest and fractional shares) and an aggregate of 1,038,259 shares of the Company’s common stock, par value $0.00001 per share.
Item 9.01 Financial Statements and Exhibits
(d)Exhibits

Exhibit Number	Exhibit Description
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2025	Axon Enterprise, Inc.

	By:	/s/ BRITTANY BAGLEY
Brittany Bagley Chief Operating Officer and Chief Financial Officer